                                                        Exhibit 4.9


        THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                            SUBSCRIPTION AGREEMENT
                            ----------------------

        This Subscription Agreement is made by and between Partech Holdings Corporation, a Delaware corporation ("Partech" or the "Company") and the undersigned (the "Investor").

        The parties hereto agree as follows:

                                  Article 1
                                  ---------
                                The Securities
                                --------------

        Section 1.01. THE SECURITIES. The securities offered hereby shall consist of the Company's Convertible Units (the "Units"), each Unit consisting of one 6% Secured Note (a "Unit Note"), and one warrant (a "Unit Warrant"). Each of the Unit Notes shall be pari passu with each of the other Unit Notes with respect to all rights and preferences of such Unit Notes. The Unit Note shall be in substantially the form attached hereto as Exhibit A-1, the terms of which are hereby incorporated herein as if such Unit Note were fully set forth herein. The Unit Warrant shall be in substantially the form attached hereto as Exhibit A-2, the terms of which are hereby incorporated herein as if such Unit Warrant were fully set forth herein.

                 Set forth below is a brief summary of the terms and conditions of the Units. Such summary is qualified in its entirety by the terms and conditions set forth herein and in Exhibit A-1 and Exhibit A-2 hereto.

Unit Notes:      (A)      Interest:        6% per annum, payable on the 1st day
- - ----------                --------         of each month; provided that in the
                                           event that the Unit Notes are not
                                           repaid in full at maturity or the
                                           Warrant Securities have not been
                                           registered and become tradeable by
                                           September 30, 1994 (as described
                                           below under UNIT WARRANTS), the
                                           interest rate shall automatically
                                           increase to 15% per annum.

                 (B)      Maturity:        The earlier of (i) September 30,
                          --------         1994 or (ii) the closing of the
                                           underwritten public offering (as
                                           described below under UNIT WARRANTS)
                                           or of any other private or public
                                           financing obtained by Partech; may
                                           be extended, at option of holder,
                                           for up to 6 consecutive one month
                                           periods.  No prepayment without the
                                           prior written consent of holder.

Unit Warrants:   It is contemplated that Partech shall have an underwritten
- - -------------    public offering of its securities (the "Underwritten
                 Securities"). Each Unit Warrant shall entitle holder to purchase securities (the "Warrant Securities") of the same class as the Underwritten Securities (as described in the next paragraph). Partech shall be obligated to register the Warrant Securities in the same registration statement as the underwritten public offering, so that holders of such Warrant
                 Securities shall be entitled to sell same simultaneously with the Underwritten Securities sold for the account of Partech pursuant to such underwritten public offering, subject only to a 180 day hold-back at the discretion of Berkeley Securities
                 Corporation (the "Underwriter's Holdback"). Partech shall be obligated to bear all costs and expenses (except any discount or commission) of such underwritten public offering and registration.

                 Each Unit Warrant shall be exercisable at an exercise price of $1.00 per Unit Warrant and shall entitle the holder to receive a number of Warrant Securities equal to (i) the original principal amount of the corresponding Unit Note held by such holder divided by (ii) 100% (the "Exercise Factor") of the initial public offering price of the Underwritten Securities (e.g., if the initial public offering price of the Underwritten Securities is $10, the holders would receive upon exercise of all of the Unit Warrants an aggregate of 60,000 ($600,000 / 100% of $10) securities of the same class as the Underwritten Securities). Further, in the event that the underwritten public offering is not effective or the Underwritten Securities have not commenced trading by September 30, 1994, the Exercise Factor shall be decreased by 4% during each of the next succeeding months or part thereof (i.e., from October 1, 1994 to October 31, 1994, the Exercise

                      Factor would be 96%; from November 1, 1994 to
                      November 30, 1994, the Exercise Factor would be 92%; etc.)

Conversion:           If the underwritten public offering is not effective
- - ----------            and the Underwritten Securities have not commenced
                      trading by September 30, 1994 (or if the underwritten public offering is terminated prior thereto), the holder of Units may, at its option, at any time thereafter:

             (A) demand registration, in whole or in part, of the securities into which the Units or the Unit Warrants are convertible or exercisable (as described in the next three sentences), at the expense of Partech.
                      The holder shall be entitled to convert the Units, in whole or in part at any time, into shares of Partech Common Stock at a conversion price equal to 50% (subject to reduction as described below) (the "Conversion Factor") of the closing bid price of Partech Common Stock on the day of each such conversion (the "Conversion Shares") (e.g., if the closing bid price of Partech Common Stock on the day of conversion is $5, the holders would receive upon conversion of all of the Units an aggregate of 240,000 ($600,000 / 50% of $5) shares of Partech
                      Common Stock). Alternatively, if the Unit Notes have then been repaid in full, each Unit Warrant shall be exercisable at an exercise price of $1.00 per Unit Warrant and shall entitle the holder to receive a number of shares of Partech Common Stock equal to (i) the original principal amount of the corresponding Unit Note held by such holder divided by (ii) 100% (subject to reduction as described below) (the "Alternative Exercise Factor") of the closing bid price of Partech Common Stock on the day of the first of such exercises (e.g., if such closing bid price of the Partech Common Stock was $5, the holders would receive upon exercise of all of the Unit Warrants an aggregate of 120,000 ($600,000 / 100% of $5) shares of Partech Common Stock). Upon any such conversion or exercise under the two immediately preceding sentences, the holder shall be entitled to receive at no further cost a warrant to purchase one share of Partech Common Stock exercisable at 100% (subject to reduction as described below) (the "Supplemental Exercise Factor") of the closing bid price of Partech Common Stock on the day of the first of such conversions or exercises for each share of Partech Common Stock issued upon conversion or exercise (the "Supplemental Warrants"). If such registration statement is not rendered effective within 45 days after demand: (1) as to the Units, the Conversion Factor shall be decreased by 2% during each 30 day period (or part thereof) thereafter (e.g., from 50% to 48%, from 48% to 46%, etc.); and (2) as to the Unit Warrants and the Supplemental Warrants, the Alternative Exercise Factor and the Supplemental Exercise Factor, respectively, shall each be decreased by 4% during each 30 day period (or part thereof) thereafter (e.g., from 100% to 96%, from 96%
                      to 92%, etc.).    The Supplemental Warrants issuable
                      under this paragraph (A) and the Additional Warrants defined under COLLATERAL below shall contain full anti-dilution and registration right provisions (including one demand registration);

                 (B) in the event any such registration as provided for in paragraph (A) above is not declared effective within 45 days, the holders of the Unit Notes may declare a default under the terms of the Unit Notes and request, at the holders' option, acceleration of repayment of principal, in whole or in part, and/or execution against the collateral, in whole or in part. A holder may elect a combination of remedies.

Collateral:      The following collateral shall be pledged:
- - ----------
                 (A)      An aggregate of 700,305 shares of Partech Common
                          Stock, free and clear of all encumbrances, owned by John E. Rayl, who will have owned 382,601 of such shares for not less than three years for purposes of Rule 144 and, at July 1, 1994, 217,704 of such shares for not less than three years for purposes of Rule
                          144. 100,000 of such shares have been registered pursuant to the Securities Act of 1933, as amended (the "Act") and are freely tradeable. If a holder exercises its rights with respect to the pledged shares in whole or in part, the pledged shares shall be valued at 50% of the closing bid price on the date of the applicable foreclosure, and Partech shall deliver one warrant to purchase one share of Partech Common Stock exercisable at a price equal to the closing bid price on the date of the first foreclosure (the "Additional Warrants") to such holder for each pledged share foreclosed upon by such holder; and

                 (B) All of the capital stock of Partech Communications Group, Inc. Partech Communications Group, Inc. shall be the owner of all of the capital stock of each subsidiary of Partech that holds a Federal Communications Commission license.

                 Section 1.02. COLLATERAL. The obligations of the Company with respect to the Unit Notes, including, without limitation, the due and punctual payment of interest and principal and the registration requirements with respect to the securities underlying the Unit Notes, shall be secured by
(i) a pledge of 700,305 shares of the Company's Common Stock owned by John E. Rayl (the "Pledged Rayl Stock") pursuant to a Pledge Agreement substantially in the form attached hereto as Exhibit B-1 (the "Rayl Pledge Agreement") and (ii) a pledge of all the capital stock of Partech Communications Group, Inc. ("PCG") owned by the Company (the "Pledged PCG Stock") pursuant to a Pledge Agreement substantially in the form attached hereto as Exhibit

B-2 (the "PCG Stock Pledge Agreement"). The terms and conditions of the Rayl Pledge Agreement and the PCG Stock Pledge Agreement are hereby incorporated herein as if they were set forth herein in their entirety.

         Section 1.03. LEGENDS; REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Unit Notes, the Unit Warrants and the securities issuable upon the conversion of the Units or the Unit Notes and upon exercise of the Unit Warrants (collectively, the "Unit Securities") have not been registered under the Act. Each of the Unit Securities shall bear the following legend:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

         Certain registration rights with respect to the Unit Securities are set forth in Exhibit A-1 and Exhibit A-2 attached hereto. This offering is not a public offering and is intended to be made pursuant to Section 4(2) of the Act and Regulation D as promulgated by the Securities and Exchange Commission ("SEC") under the Act. This offering is also intended to be exempt from the registration requirements of various state securities laws. A substantial number of state securities commissions and securities industry associations have established investor suitability standards for marketing private offerings of securities within their respective jurisdictions. Some have also established minimum dollar levels for purchases in their states. The Company shall comply with these restrictions to the extent applicable.

                 Section 1.04. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of certain of the securities issuable upon conversion of the Units (the "Unit Conversion Securities"), Unit Notes, securities issuable under the Unit Notes (the "Unit Note Securities"), Unit Warrants, securities issuable under the Unit Warrants (the "Unit Warrant Securities"), Pledged Rayl Stock, Additional Warrants and/or securities issuable under the Additional Warrants (the "Additional Warrant Securities") to the public without registration, the Company shall use its best efforts to:
                          (a)  Make and keep public information regarding the
Company available, as those terms are understood and defined in Rule 144 under the Act, at all times following the Closing Date (as hereinafter defined);
                          (b)  File with the SEC in a timely manner all reports
and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act");
                          (c)  So long as an Investor owns any Unit Conversion
Securities, Unit Notes, Unit Note Securities, Unit Warrants, Unit Warrant Securities, Pledged Rayl Stock, Additional Warrants and/or Additional Warrant Securities, furnish to the Investor forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing the Investor to sell any such securities without registration.

                 Section 1.05. CLOSING DATE. The purchase and sale of the Notes will take place at one or more closings (each referred to herein as the "Closing") at the offices of Kelley Drye & Warren, 101 Park Avenue, New York, New York 10178 at 10:00 a.m., on a date as soon as practicable after all the conditions set forth in Articles V and VI hereof have been satisfied (each, a "Closing Date"), or at such other location as the Investor and the Company shall agree. It is anticipated that the initial closing shall take place on or about June 15, 1994.

                 Section 1.06. DELIVERY. At the Closing, the Company shall deliver to the Investor the Unit Notes and Unit Warrants that the Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or such other form of payment as shall be mutually agreed upon by the Investor and the Company. In the event that payment by the Investor is made, in whole or in part, by cancellation of indebtedness, then the Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company. In addition, the Company at the Closing shall deliver to the Investor choosing to pay any part of the purchase price of the Units by cancellation of indebtedness, a check in the amount of any interest accrued on such indebtedness through the Closing. At the Closing, the Company shall also deliver to the Investor a fully executed copy of the Rayl Pledge Agreement and the PCG Stock Pledge Agreement (and all related Closing Documents).

                 Section 1.07. LIMITATION. Notwithstanding any other provision of this Agreement (including, without limitation, all Exhibits hereto) to the contrary, the Investor shall not be required or permitted to exercise any of the conversion or exercise rights to receive securities of the Company or the foreclosure rights to obtain Pledged Rayl Stock and Additional Warrants, if such action by the Investor would result in the Investor converting into and/or otherwise becoming, the beneficial owner of an aggregate of more than 5% of the then outstanding shares of any class of voting equity of the Company, as calculated pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder. The foregoing shall not prohibit the Investor from receiving any remaining amounts owed under the Unit Notes to the Investor from the Company.

                 Section 1.08. EXPENSES. Irrespective of whether the Closing is effected: (i) the Company shall pay all costs and expenses with respect to the negotiation, execution, delivery, and performance of this Agreement and the transactions contemplated hereby, including without limitation, the cost of any and all required filings under the Act, the Exchange Act or any state securities or "blue sky" laws, rules or regulations and any related filing fees; and (ii) the Company shall promptly pay all reasonable legal fees and expenses incurred by Generation Capital Associates and any other Investor in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all costs of preparing definitive documentation with respect to this offering.

                                   Article II
                                   ----------
                         Representations and Warranties
                         ------------------------------

                 Section 2.01. INVESTOR REPRESENTATIONS AND WARRANTIES. The undersigned hereby makes each and every one of the representations and warranties set forth in Exhibit C hereto, as if such exhibit were set forth herein in its entirety.

                 Section 2.02. COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby makes each and every one of the representations and warranties set forth in Exhibit D hereto, as if such exhibit were set forth herein in its entirety.

                                  Article III
                                  -----------
                                Use of Proceeds
                                ---------------

                 Section 3.01. USE OF PROCEEDS. After deducting fees and expenses incurred in connection with this offering, the net proceeds will be used for a deposit for purchase of Key West, Florida Radio Station, working capital of the Company and the placement fee to Berkeley Securities Corporation.

                                   Article IV
                                   ----------
                               Company Covenants
                               -----------------

                 Section 4.01. COMPANY COVENANTS. The Company hereby covenants, at its own expense, and without any expense to the Investor, as follows:
                          (a)  To provide and to continue to provide to the
Investor for a period of five (5) years from the Closing Date, copies of all quarterly and annual financial statements and reports prepared by or on behalf of the Company or its subsidiaries for public disclosure and copies of all documents delivered to the Company's stockholders; and
                          (b)  To provide to the Investor for a period of one
year from the Closing Date or until 6 months after the last of the outstanding Units or Unit Notes is converted and/or Unit Warrants is exercised, whichever is later, by facsimile transmission, the full text of any written release of information to the public regarding the Company, or a written summary of any such information that is released to the public other than in writing. Such information shall be provided to the Investor concurrently with the release of such information to the public and in accordance with Section 9.01 hereof, provided that such information shall be sent by facsimile transmission to each Investor for whom a facsimile number is set forth on Exhibit I; and

                                   Article V
                                   ---------
                    Conditions to the Investor's Obligations
                    ----------------------------------------

                 Section 5.01. CONDITIONS. The obligation of the Investor to purchase the Units at the Closing is subject to the following conditions:
                          (a)  The representations and warranties of the
Company contained in Exhibit D hereto shall be true and correct in all material respects on and as of the Closing Date.
                          (b)  There shall be no preliminary or permanent
injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining the sale or purchase of the Units.
                          (c)  At the Closing, the Investor shall receive the
written opinion of Company counsel, who shall be reasonably satisfactory to the Investor, in the form and substance set forth in Exhibit E-1 hereto.
                          (d)  On or prior to the Closing Date, counsel for the
Investor shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters set forth herein, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.
                          (e)  Prior to the Closing and except as otherwise
disclosed in the Disclosure Documents, (i) there shall have been no adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects or the business activities of the Company, from the latest dates as of which such condition, prospects or activities are set forth in this Agreement and the Disclosure Documents; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in this Agreement and the Disclosure Documents (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) no material amount of the assets of the Company shall have been pledged or mortgaged; and (v) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or affecting any of its respective properties or businesses before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the business, operations, prospects or financial condition or income of the Company.
                          (f)  On or prior to the Closing Date, each Investor
shall have received certificates of the Company signed by its Chairman of the Board or President, in his/her representative capacity, dated as of the Closing Date, to the effect that the conditions set forth in Section 5.01(e) above shall have been satisfied and that, as of such Closing Date to his/her best knowledge, the representations and warranties of the Company set forth herein are true and correct (such certificate shall be in the form of Exhibit E-2 hereto).
                          (g)  Each of the Rayl Pledge Agreement and the PCG
Stock Pledge Agreement shall have been fully executed and delivered to the Investor.

                                   Article VI
                                   ----------
                    Conditions to the Company's Obligations
                    ---------------------------------------

                 Section 6.01. CONDITIONS. The obligation of the Company to sell the Units at the Closing is subject to the following conditions:
                          (a)  The representations and warranties of the
Investor contained in Exhibit C hereto shall be true and correct in all material respects on and as of the Closing Date.
                          (b)  There shall be no preliminary or permanent
injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining the sale or purchase of the Units.
                          (c) On or prior to the Closing Date, the Investor
shall deliver a certificate to the Company to the effect that all of the Investor's representations and warranties set forth herein are true and correct as of such date (such certificate shall be in the form of Exhibit F hereto).

                                  Article VII
                                  -----------
                              Disclosure Documents
                              --------------------

                 Section 7.01. DISCLOSURE DOCUMENTS. The Company has provided the Investor with true and correct copies of each of the documents listed on Exhibit G hereto (the "Disclosure Documents").

                                  Article VIII
                                  ------------
                                Indemnification
                                ---------------
                 Section 8.01. INDEMNIFICATION. The parties hereby agree to be bound by the indemnification provisions set forth in Exhibit H hereto, and the indemnification provisions are hereby incorporated herein as if such provisions were set forth herein in their entirety.

                                   Article IX
                                   ----------
                                    Notices
                                    -------
                 Section 9.01. NOTICES. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and, except as expressly provided in Section 4.01(b) hereof, delivered personally (with delivery confirmed by receipt signed by recipient) or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication with delivery confirmed. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth on Exhibit I hereto.

                                   Article X
                                   ---------
                                   Conversion
                                   ----------

        Section 10.01.  CONVERSION.
        The Units shall be convertible in accordance with Section 1 of the Unit Note.

                                   Article XI
                                   ----------
                Issuance of Additional Securities/Indebtedness
                ----------------------------------------------

        Section 11.01. ISSUANCE OF ADDITIONAL SECURITIES/INDEBTEDNESS. Commencing with the date of the issuance of the Units and ending 90 days after the earlier of (x) the satisfaction in full of all obligations under the Unit Notes and the sale of all of the Unit Warrants or securities underlying the Unit Warrants or (y) the thirtieth (30th) day after the expiration or release of the Underwriter's Holdback with respect to the Warrant Securities (provided that the Warrant Securities have been registered and are tradeable during such 30 day period), the Company will not issue any additional securities (other than those to be issued in the underwritten public offering currently proposed by the Company) or incur any additional indebtedness without the prior written consent of the holders of a majority-in-interest of the Units (which majority must include Generation Capital Associates), except that the Company may issue securities (i) upon the exercise of outstanding options issued pursuant to the Company's employee stock option plans existing on the date hereof as set forth in Schedule D (ii), or (ii) in connection with the bona fide acquisition(s) of one or more broadcast stations from a third party in one or more arm's length transaction(s) in which the Company obtains equivalent value for the issuance of such additional securities or the incurrence of such additional indebtedness.

                                 Article XII
                                 -----------
                                Miscellaneous
                                -------------

                 Section 12.01.
                          (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OF CONFLICTS OF LAW.
                          (b)  This Agreement shall be binding upon and inure
to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
                          (c)  This Agreement represents the entire agreement
between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing signed by the party against whom the modification, amendment or waiver is sought to be enforced.
                          (d)  The warranties, representations and covenants of
the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.
                          (e)  The captions and headings contained herein are
solely for convenience of reference and do not constitute a part of this Agreement.
                          (f)  There are no finder fees or commissions owed in
connection with the sale of the Units, except for the 10% placement fee payable by the Company to Berkeley Securities Corporation.

                          (g)  Each of the Exhibits attached hereto is hereby
incorporated herein as if each of such Exhibits were fully set forth herein in its entirety. Each of such Exhibits is hereby expressly made a part of this Agreement.
                          (h)  The terms of the offering and of the Units may
only be amended or modified by the agreement of Investors subscribing for and/or holders of a majority-in-interest of the Units (which majority must include Generation Capital Associates).
                          (i)  This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Agreement and this Agreement has been delivered in New York, New York as of the 15th day of June, 1994.

                                        PARTECH HOLDINGS CORPORATION


                                        ________________________________________
                                        By:  John E. Rayl
                                             Its:   President and Chief
                                                    Executive Officer


                                        INVESTOR:




                                        ________________________________________
                                        By:
                                             Its:


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